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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: October 25, 2000
                    ----------------------------------------
                        (Date of earliest event reported)


                         Austin Funding.com Corporation
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                                    --------
                 (State or other jurisdiction of incorporation)


              000-26815                           74-2923677
             ----------                           -----------
            (Commission                        (I.R.S. Employer
            File Number)                     Identification Number)


                       12885 Research Boulevard, Suite 202
                               Austin, Texas 78750
         ---------------------------------------------------------------
                    (Address of principal executive offices)


                                  (512)481-8000
                                  -------------
                         (Registrant's telephone number)


                                 Not Applicable
                               ------------------
                         (Former name or former address,
                          if changed since last report)




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ITEM 1. CHANGES IN CONTROL OF REGISTRANT:

         Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS:

         Not Applicable

ITEM 3. BANKRUPTCY OR RECEIVERSHIP:

         Not Applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

         The prior CPA firm was Sprouse & Winn, L.L.P. of Austin, Texas. This firm indicated to Austin Funding.com Corporation in March, 2000 that it was unwilling to perform the Company's annual audit primarily because of an ongoing investigation by the State of Texas of Austin Funding.com Corporation's then president, Bradley J. Farley for unlawful sale of securities. Accordingly, Austin Funding.com Corporation sought the assistance of other accounting firms and after being declined by other firms finally received an engagement letter from Turner, Stone & Company, L.L.P., 12700 Park Central Dr., Suite 1610, Dallas, Texas, 75251 on May 16, 2000. After repeated promises to shareholders and other interested parties, the then President, Shannon Stewart and other Officers and Directors of Austin Funding.com Corporation failed to pay for or provide the necessary documentation for the completion of the annual audit through the time of their ultimate resignation. As of the date of this filing, the new president and director Anton Wenzel, Jr., is compiling all available records in an attempt to complete the Company's annual audit and bring all reporting requirements current.

ITEM 5.  OTHER EVENTS

         On January 12, 2000, after expressing concern over the possible personal legal problems of Bradley J. Farley, one of Austin Funding.com
Corporation's  directors,  to the Board of Directors,  then  President  Glenn A.
LaPointe was terminated and replaced by Bradley J. Farley as the Company's President.

         On February 15, 2000 the Attorney General for the State of Texas brought an action against Austin Funding.com Corporation's then President, Bradley J. Farley and ABBA Funding alleging certain securities violations. Concurrent with that action, the Bexar County District Attorney started a similar action. Austin Funding.com Corporation was named in the Attorney General's action only as a relief defendant. At this time the Company was restrained from conducting any business with Mr. Farley; however, the Board of Directors chose to continue Mr. Farley's position as President. The Texas Attorney General's office has obtained a default judgment against Mr. Farley essentially taking control of Mr. Farley's assets and has had a receiver appointed to exercise control over most or all of Mr. Farley's assets including his stock in Austin Funding.com Corporation. There have been to date no allegations of any wrongdoing on the part of Austin Funding.com Corporation with regard to this action.

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         On March 29, 2000, Mr. Farley was terminated as an officer and director of Austin Funding.com Corporation was replaced by Mr. Shannon Stewart as President and Chief Executive Officer.

         Disputes with Austin Funding.com Corporation's legal counsel.

         Upon the firing of Austin Funding.com Corporation's original President, Glenn A. LaPointe on January 13, 2000, stop payment orders were placed on several checks by then Executive Vice President, Shannon Stewart, including an $80,000.00 payment to the Company's legal counsel for services performed. Then President, Bradley J. Farley, refused to pay any part of the outstanding balance due of approximately $167,776.44. Farley subsequently withdrew the subordinated debenture offering for which the legal fees were due in an unsuccessful attempt to avoid paying the incurred fees. Subsequent Company President, Shannon Stewart engaged in a pattern and practice of either ignoring or refusing repeated requests for payment.

         Disputes with Image Group, Inc., Company.

         Upon the firing of Austin Funding.com Corporation's original President, Glenn A. LaPointe on January 13, 2000, stop payment orders were placed on several checks by then Executive Vice President, Shannon Stewart, including a payment to the financial printing firm of Image Group, Inc., for services performed. Then President, Bradley J. Farley, refused to pay any part of the outstanding balance due to Image Group, Inc. Farley subsequently withdrew the subordinated debenture offering for which the printing and electronic EDGAR filing fees were due in an unsuccessful attempt to avoid paying the incurred costs. Subsequent Company President, Shannon Stewart engaged in a pattern and practice of either ignoring or refusing repeated requests for payment. Image Group, Inc., subsequently filed a lawsuit claiming $19,409.37, plus costs, plus interest, and obtained a default judgement.

         Disputes with Navigator Capital.

         On March 16, 2000, Austin Funding.com Corporation was served with a copy of a lawsuit alleging that the Company owed Navigator Capital, LLC $33,820.41 for an invoice presented on February 9, 2000 while Bradley J. Farley was President. The Company and its then officers tendered no defense and Navigator subsequently was awarded a default judgement of $33,820.41 plus interest, attorney's fees and court costs.

         Disputes with Jeffrey H. Dell.

         On June 2, 2000, Austin Funding.com Corporation was served with a copy of a lawsuit alleging that the Company had terminated its Compliance Officer, Jeffrey H. Dell, for refusal to commit illegal acts on behalf of the Company's then President, Bradley J. Farley. The Company and its then officers tendered no defense and Dell subsequently was awarded a default judgement of $361,100.00 plus interest, attorney's fees and court costs.


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

         Disputes with Glenn A. LaPointe

         On October 20, 2000, Austin Funding.com Corporation was served with a copy of a lawsuit alleging a breach of employment contract when the Board of Directors terminated the Company's initial President and co-founder, Glenn A. LaPointe without cause. The claim under the employment agreement is approximately $560,000.00, if successful.

         Disputes with prior employees.

         Several of Austin Funding.com Corporation's prior employees have filed claims with the Texas Employment Commission alleging nonpayment of earned salaries and commissions by past President, Shannon Stewart.

         Disputes with Pioneer Commercial Funding Corporation (PCFC).

         On December 1, 1999, Austin Funding.com Corporation's wholly owned subsidiary, Austin Funding Corporation filed a state court action in Los Angeles County Superior Court, alleging damages of over $700,000.00 for breach of contract, fraud and specific performance. PCFC subsequently filed for bankruptcy protection. On March 7, 2000 PCFC filed a federal court action against the subsidiary and the guarantors for breach of contract. The state court action was voluntarily dismissed by Austin Funding.com Corporation, without prejudice, on March 21, 2000 to allow the federal case to proceed. On April 26, 2000, Austin Funding.com Corporation's then President Shannon Stewart entered into a settlement agreement with PCFC in the amount of $130,000.00. This amount was to be paid $50,000.00 on May 1, 2000, and $5,000.00 on the first of each month thereafter for 16 months, bearing no interest if current. Austin Funding.com Corporation paid the first $50,000.00 payment, due on May 1, 2000, on May 22, 2000. The Company made a $5,000.00 payment on June 2, 2000 and a subsequent $5,000.00 payment on August 15, 2000 before completely defaulting on the settlement agreement. PCFC served notice of default and payment demand to the personal guarantors on October 3, 2000.

         Loss of Department of Housing and Urban Development (HUD) lending approval.

     Under the direction of President Shannon Stewart, on July 14, 2000 Austin Funding.com Corporation's wholly owned subsidiary, Austin Funding Corp., lost its designation as a HUD approved lender primarily for failure to provide an annual audit. The Company further failed to provide required notification of this occurrence in a timely manner to its warehouse lender(s) and correspondent investor(s) as required by various agreements.

         Loss of Various State Licenses

         Under the direction of President Shannon Stewart, Austin Funding.com Corporation lost its licensing in Illinois, New Mexico, and Kansas for failure to perform various reporting requirements including providing an annual audit.


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         Seizure of Company Assets by Judgment Holder

         On August 18, 2000 a writ of garnishment was served on Austin Funding.com Corporation's bank, freezing all bank accounts for the benefit of the judgment holder. Subsequent, an agreement was reached between the judgment holder and Austin Funding.com Corporation and Director and Executive Vice President, Joe Shaffer and Director and President Shannon Stewart, based on financial representations by the aforementioned individually and jointly to release the bulk of the frozen assets. After further investigation of the aforementioned financial representations there appears to be gross overstatement of the net worth and assets of Austin Funding.com Corporation. The judgment holder is exploring further action against all parties.

         On October 13, 2000 the remaining Board of Directors which consisted of Executive Vice President Joe Shaffer and President Shannon Stewart elected Anton Wenzel, Jr., as President and Sole Director to be effective as of 5:00 P.M. that day. Later the same day, both Shaffer and Stewart resigned as officers and directors of the Company and its subsidiaries.

         On October 17, 2000, newly elected President, Anton Wenzel, Jr., enlisted the assistance of the Austin Police Department to change the locks and evict ex-president and director, Shannon Stewart and ex-Executive Vice President and director, Joe Shaffer. Both Stewart and Shaffer have been notified, pursuant to Texas law, demanding the return of company property including but not limited to computers, mobile telephones and automobiles.

         On the evening of October 22, 2000 the executive offices of Austin Funding.com Corporation were broken into when individual(s) smashed out the front door with a block of concrete. A police investigation is pending.

         Upon entering the executive offices of Austin Funding.com Corporation, Mr. Wenzel discovered that the Company's phone system had been removed and the phone system infrastructure had been connected to lines for a new business being started by Joe Shaffer, Shannon Stewart and an affiliate of Austin Funding.com Corporation, Luther Harold Hardy, Jr. A number of assets appear to be missing and a thorough review of all available documents is being conducted. The Company is currently in negotiations with a forensic computer specialist to recover a number of missing and deleted files.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS:

         The following directors have resigned:

           A.       Brad Farley
           B.       Glenn G. Farley
           C.       Karen R. Heller
           D.       Jennifer Ann V. Bullock
           E.       Terry G. Hartnett
           F.       Joe Shaffer
           G.       Shannon Stewart


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         The following new directors have been appointed:

           A.       Anton Wenzel, Jr.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(C)      Exhibits.


The following  exhibits are filed as part of this report:


        EX 99.1 Board  Resolution dated October 13, 2000.
        EX 99.2 Resignation



                                   SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AUSTIN FUNDING.COM CORPORATION


                                           By: /s/ Anton Wenzel, Jr.
                                           -------------------------------------
                                           Anton Wenzel, Jr.
                                           President and Chief Executive Officer

Dated: Occtober 25, 2000


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                               INDEX TO EXHIBITS



EXHIBIT NO.           DESCRIPTION
-----------           -----------

99.1                 Resolution of the Board of Directors re: Appointment
                       of Director.

99.2                 Resignation of Directors.